SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A
(Amendment No. 1 to Form 8-K filed November 17, 2004)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 24, 2010
LYONDELLBASELL INDUSTRIES N.V.
(Exact Name of Registrant as Specified in Charter)

The Netherlands	001-34726	98-0646235
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Weena 737
3013 AM Rotterdam
The Netherlands
(Address of Principal Executive Offices)
Registrant’s Telephone number, including area code: 31 10 275 5500
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     On November 17, 2010, LyondellBasell Industries N.V. (the “Company”) issued a press release stating that its Chief Financial Officer, Kent Potter, speaking at the Bank of America Merrill Lynch Credit Conference in New York, had announced that the Company had given notice to redeem $225 million of 8 percent senior secured dollar notes and 37.5 million euro of 8 percent senior secured euro notes maturing in 2017, pursuant to the terms of the indenture.
     On the same day, the Company filed a Form 8-K (the “original Form 8-K”) reiterating that the notice had been delivered and included, as Exhibit 99.1 to the original Form 8-K, the notice to the trustee.
     The text of the original Form 8-K inadvertently stated that the amount of the euro notes to be redeemed was €375,000,000, rather than €37,500,000, as stated in the press release and the notice to the trustee filed as Exhibit 99.1 to the original Form 8-K.
     This Amendment No. 1 to Form 8-K is being filed to correct the typographical error contained in the original Form 8-K.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LYONDELLBASELL INDUSTRIES N.V.

Date: November 24, 2010	By:	/s/ Craig B. Glidden
Craig B. Glidden
Executive Vice President